EXHIBIT 10.9
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                               FIRSTBANK NORTHWEST
                           DEFERRED COMPENSATION PLAN

                               FIRSTBANK NORTHWEST
                           DEFERRED COMPENSATION PLAN

                                     Purpose
                                     -------

         The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees, and to directors, who contribute materially to the continued growth, development and future business success of FirstBank Northwest, and any other subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Effective Date of the Plan shall be December 20, 2001.

                                    ARTICLE I
                                   Definitions
                                   -----------

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

         "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary or Director's Compensation, that the Participant elects to have deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

         "Base Annual Salary" shall mean the annual cash compensation relating to services performed by an Employee during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income).

         "Beneficiary" shall mean one or more persons, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

         "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

         "Board" shall mean the board of directors of the Employer.

         "Claimant" shall have the meaning set forth in Section 14.1.

         "Code" shall mean the Internal Revenue Code 1986, as it may be amended from time to time.

         "Committee" shall mean the committee described in Article 12. If no Committee is appointed, references thereto shall apply to the Employer or its delegate appointed for purposes of administering this Plan.

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         "Deferral Account" or "Account Balance" shall mean (i) a sum of all of a Participant's Annual Deferral Amounts, (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account. The Deferral Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

         "Director" shall mean a member of the board of directors of an Employer.

         "Director's Compensation" shall mean fees and other compensation payable for services as a Director.

         "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

         "Employee" shall mean a person who is classified as an employee of any Employer.

         "Employer" shall mean FirstBank Northwest and any other subsidiaries, if any, that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "Monthly Installment Method" shall be a monthly installment payment over the applicable number of months determined in accordance with this Plan, calculated as follows: The monthly installment shall be calculated by multiplying the Account balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of monthly payments due the Participant or Beneficiary. By way of example, if the Participant receives benefits over 60 months, the payment shall be 1/60 of the Account Balance as of the last day of the preceding month. The following month, the payment shall be 1/59 of the Account Balance, calculated as described in this definition. Each monthly installment shall be paid on or as soon as practicable after the last business day of the applicable month.

         "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
         (iii) who signs a Plan Agreement and an Election Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

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         "Plan" shall mean this Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

         "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

         "Plan Year" shall mean the calendar year.

         "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

         "Retirement", "Retire(s)" or "Retired" shall mean severance from employment (or in the case of a Director, cessation from all directorship services) from all Employers for any reason other than a leave of absence or death on or after the earlier of the attainment of
         (a) age sixty-five (65) or (b) age fifty-five (55) with ten (10) Years of Service.

         "Termination for Cause" shall mean the severing of the employment (or director services, in the case of a Director) with the Employer on account of "cause", as that term (or a similar term) is defined in the Participant's employment contract with the Employer. If no such employment contract is in effect, "cause" shall mean (1) gross negligence or gross neglect of duties; (2) commission of a felony or gross misdemeanor involving moral turpitude; (3) fraud, disloyalty or willful violation of any law or significant Employer policy committed in connection with the Participant's employment and resulting in an adverse effect on the Employer; or (4) within the employment with the Employer, accepting additional employment with a competing institution.

         "Termination of Employment" shall mean the severing of employment with the Employer voluntarily or involuntarily, for any reason other than Retirement, death or an authorized leave of absence, other than on account of Termination for Cause. With respect to a Director, the term "Termination of Employment" shall mean the complete cessation of all directorships from all Employers.

         "Trust" shall mean one or more trusts established pursuant to a Trust Agreement, between the Employer and the trustee named therein, as amended from time to time.


                                    ARTICLE 2
                       Selection, Enrollment, Eligibility
                       ----------------------------------

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated employees, and Directors, who are selected by the Committee in its sole discretion from time to time to participate herein.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.

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2.3      Eligibility; Commencement of Participation. Provided an Employee or
         Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or is no longer a Director, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections, and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.


                                    ARTICLE 3
                             Deferral Contributions
                             ----------------------

3.1 Compensation Deferrals. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, such portion of his Base Annual Salary or Director's Compensation as is set forth in the Participant's Election Form with respect to the Plan Year. The election shall be irrevocable with respect to compensation covered by the election until the end of the Plan Year. If no election is made, the amount deferred shall be zero. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.2      Election to Defer; Effect of Election Form; Suspension.

         (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable election regarding his Annual Deferral Amount for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, delivered to the Committee and accepted by the Committee.

         (b) Subsequent Plan Years. For each succeeding Plan Year, the Participant shall make an irrevocable election regarding his Annual Deferral Amount for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan. Such election shall be made before the end of the Plan Year preceding the Plan Year for which the election is made, by means of a new Election Form or by such other procedure as determined by the Committee. If no such Election Form is timely delivered (or is applicable) for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

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         (c)      Suspension of Election. A Participant may suspend an election to defer compensation for the remainder of the Plan Year by filing with the Committee a written notice of the suspension, which election will become effective as of the next payroll period.

3.3 Withholding of Annual Deferral Amounts. For each Plan Year, the Annual Deferral Amount elected by an Employee shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Director's Compensation portion of the Annual Deferral Amount shall be withheld at the time the Director's Compensation is paid to the Participant, whether or not this occurs during the Plan Year.

3.4 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.

3.5 Vesting. A Participant shall at all times be 100% vested in his or her Account Balance.

3.6 Crediting of Account Balances. As of the end of the each Plan Year, and more frequently as determined by the Committee, each Participant's Account Balance shall be credited with an interest factor. The interest factor for any period shall be preliminarily determined by the Committee and submitted to the Board for approval or revision. The interest crediting factor approved by the Board shall be communicated to Participants as soon as practicable thereafter.

3.7 FICA and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant that is an Employee, the Employer shall withhold from that portion of the Participant's Base Annual Salary that is not being deferred in a manner determined by the Employer, the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. The Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.7 if it determines that such action is necessary or appropriate. The Employer shall not be obligated to withhold FICA or other taxes for Annual Deferral Amounts related to Director Compensation, except as may be required by law.

3.8 Distributions. The Participant's Employer, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the trustee of the Trust.


                                    ARTICLE 4
                                     Funding
                                     -------

4.1 Funding Generally. The Employer's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Employer shall not be obligated under any circumstances to fund in advance its obligations under this Plan, and when the benefit amount is paid it shall be expensed out of the Employer's general assets.

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4.2      Option to Fund Informally. Notwithstanding Section 4.1, the Employer
         may, at its sole option, or by agreement, informally fund its obligations under this Plan in whole or in part, provided, however, that in no event shall such informal funding be construed to create any trust fund, escrow account or other security for the Participant with respect to the payment of benefit under this Plan, other than as permitted by Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans. Furthermore, if the Employer decides to informally fund its obligations under this Plan, in whole or in part, by procuring, as owner, life insurance for its own benefit on the life of the Participant, the form of such insurance and the amounts thereof shall be in the sole decision of the Employer, and in no event shall the Participant have any incidents of ownership in any such policies of insurance.


                                    ARTICLE 5
                               Retirement Benefit
                               ------------------

5.1 Retirement Benefit. Subject to Article 8, a Participant who Retires shall receive as a Retirement Benefit his or her Account Balance.

5.2 Payment of Retirement Benefit. A Participant who has Retired shall receive distribution of all amounts payable to him under this paragraph in Monthly Installments over a period equal to the number of months selected by the Participant, but not less than 60. The installment payments shall commence no later than 60 days after the date the Participant Retires.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.


                                    ARTICLE 6
                         Pre-Retirement Survivor Benefit
                         -------------------------------

6.1 Pre-Retirement Survivor Benefit. Subject to Article 8, If the Participant dies before he or she Retires or experiences a Termination of Employment, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 Payment of Pre-Retirement Survivor Benefit. The Beneficiary shall receive distribution of all amounts payable to him under this paragraph in Monthly Installments over a period equal to the number of months during which the Participant contributed Annual Deferral Amounts under the Plan. The installment payments shall commence no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

6.3 Additional Survivor Benefit. The Employer may, but is not required to, provide an additional survivor benefit to the Participant's Beneficiary. The amount of the additional survivor benefit, if any, shall be determined by the Employer and communicated to the Participant

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         in writing, with the last such writing being used to determine the additional survivor benefit to be paid. In the absence of such a writing, or the revocation of all such writings, it shall be conclusively presumed that no additional survivor benefit is to be provided with respect to such Participant. Such additional survivor benefit shall either be paid to the Beneficiary in a single lump sum, or added to the Participant's Account Balance, as determined by the Committee in its sole discretion.


                                    ARTICLE 7
                               Termination Benefit
                               -------------------

7.1 Termination Benefit. Subject to Article 8, if a Participant experiences a Termination of Employment prior to his or her Retirement or death, the Participant shall receive a Termination Benefit equal to the Participant's Account Balance.

7.2 Payment of Termination Benefit. The Participant shall receive distribution of all amounts payable to him under this paragraph in Monthly Installments over a period equal to the number of months during which the Participant contributed Annual Deferral Amounts under the Plan. The installment payments shall commence no later than 60 days after the date of the Participant's Termination of Employment. Should the Participant die prior to the payment of his entire Account Balance, the provisions of Section 5.3 shall apply.


                                    ARTICLE 8
                     Forfeiture of or Limitation on Benefits
                     ---------------------------------------

8.1 Termination for Cause. Upon a Participant's Termination for Cause, his Account Balance shall be reduced by the cumulative amount of interest credited to his Annual Deferral Amounts.

8.2 Regulatory Provisions. No further benefits shall be paid to a Participant under this Plan for so long as required under the following circumstances:

         (a) Temporary Suspension or Prohibition. If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Employer's obligations under this Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Participant all or part of the compensation withheld while its obligations under this Plan were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

         (b) Permanent Suspension or Prohibition. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or
         (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all
         obligations of the Employer under this Plan shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

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         (c)      Default. If the Employer is in default (as defined in Section
         3(x)(1) of the FDIA), all obligations under this Plan shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

         (d) Termination by Regulators. All obligations under this Plan shall be terminated, except to the extent determined that continuation of this Plan is necessary for the continued operation of the Employer:
         (i) at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the FDIA; or
         (ii) by the FDIC at the time it approves a supervisory merger to resolve problems related to operation of the Employer. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         (e) Notwithstanding anything herein to the contrary, (1) any payments made hereunder shall be subject to and conditioned upon compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder, and (2) payments contemplated hereunder shall not be immediately payable to the extent such payments are barred or prohibited by an action or order issued by the Director of Banks of the Washington Department of Financial Institutions, or the FDIC.


                                    ARTICLE 9
                             Beneficiary Designation
                             -----------------------

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designated under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation: Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her

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

         surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                   ARTICLE 10
                                Leave of Absence
                                ----------------

10.1 Paid Leave of Absence. If a Participant is authorized by the Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.


                                   ARTICLE 11
                     Termination, Amendment or Modification
                     --------------------------------------

11.1 Termination. Although the Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Employer reserves the right to terminate the Plan by action of its board of directors. Upon the termination of the Plan, the Plan Agreements of the affected Participants shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants in a lump sum or pursuant to a Monthly Installment Method of up to 60 months, with amounts credited and debited during the installment period as provided herein. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate

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         installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months.

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months.

11.3 Plan Agreement. Despite the provisions of Sections 11. 1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 Administration
                                 --------------

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Employer.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of misconduct by the Committee or any of its members or any such Employee.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all relating to the compensation of its Participants, the date and circumstances of the Retirement Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                                   ARTICLE 13
                          Other Benefits and Agreements
                          -----------------------------

The benefits provided for a Participant or a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                   ARTICLE 14
                                Claims Procedures
                                -----------------

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimants claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

         (i) the specific reason(s) for the denial of the claim, or any part of it;

         (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

         (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

         (iv)     an explanation of the claim review procedure set forth in
                  Section 14.3 below.

14.3 Review of a Denied Claim. With 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.


                                   ARTICLE 15
                                      Trust
                                      -----

15.1 Establishment of the Trust. The Employer may establish the Trust and the Employer shall, at each pay period, transfer over to the Trust such amount of cash as the Employer is required to contribute.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer and its Affiliates, the Participant and the creditors of the Employers to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16
                                  Miscellaneous
                                  -------------

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain the general, unpledged and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely of an unfunded and unsecured promise to pay money in the future.

16.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance allowed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to, taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Idaho without regard to its conflicts of laws and principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below.

         Director of Human Resources
         FirstBank Northwest
         920 Main Street
         Lewiston, Idaho 83501

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including, but not limited to, such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be constructed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16    Distribution in the Event of Taxation.

         (a) In General. If, for any reason, all or any portion of the Participant's benefits under this Plan becomes taxable the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, the Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) Trust. If the Trust terminates and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as they may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

        IN WITNESS WHEREOF, the Employer has singed this Plan document as of December 20, 2001.

                                              FirstBank Northwest


                                              /s/ CLYDE E. CONKLIN
                                              ----------------------------------
                                              Clyde E. Conklin
                                              Chief Executive Officer

                 FIRSTBANK NORTHWEST DEFERRED COMPENSATION PLAN
                    PLAN AGREEMENT AND DEFERRAL ELECTION FORM

I.       PARTICIPANT INFORMATION


Name:                                                 DOB:
      -------------------------------------------          ------------------
Address:                                              SSN:
         ----------------------------------------          ------------------

         ----------------------------------------

         ----------------------------------------

II       AGREEMENT TO PARTICIPATE

         I acknowledge that I am eligible to participate in the Firstbank Northwest Deferred Compensation Plan (the "Plan") and agree to participate therein, subject to all of the terms and conditions of the Plan.

III      COMPENSATION DEFERRAL ELECTION FOR THE ____________ PLAN YEAR

         I agree to defer for the above-referenced year $_____________ or _____________% of my Base Annual Salary. Deferrals will be made in accordance with terms of the Plan and the payroll practices of the Bank.

In making this election, I acknowledge that (1) this election will apply to amounts earned after this form is signed and returned to the Committee, and shall apply to the applicable compensation paid to me for the remainder of the Plan Year (in the case of the first Plan Year), or the entire Plan Year (for subsequent years); (2) the election will take effect as soon as reasonably possible; and (3) the election will remain in effect until revoked or modified, subject to the terms of the Plan.

         IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Bank has caused these presents to be executed in its name and on its behalf, all as of the date set forth above.

         Participant:                             Date:

            ----------------------------------           -----------------------

         Name:


         FIRSTBANK NORTHWEST                      Date:

           By:
               -------------------------------           -----------------------